Media Contact:
Dana Stelsel
Director, Corporate Communications
(765) 771-5766
dana.stelsel@wabashnational.com

Investor Relations:
Ryan Reed
Director of Investor Relations
(765) 771-5805
ryan.reed@wabashnational.com

Wabash National Corporation Announces Leadership Changes

LAFAYETTE, Ind. - January 17, 2020 - Wabash National Corporation (NYSE: WNC), a leading producer of engineered solutions for the transportation, logistics and distribution industries, today announced the appointment of Mike Pettit as Senior Vice President and Chief Financial Officer.
As Chief Financial Officer, Pettit will be responsible for driving Wabash National’s financial performance as the company strategically expands across products, geographies and customer bases in its pursuit to fulfill its purpose of changing how the world reaches you. He will continue to report to President and Chief Executive Officer Brent Yeagy.
“Mike’s appointment comes at a pivotal time for our organization as we usher in a new era of progress and innovation at Wabash National,” Yeagy said. “He brings to this position two decades of experience in various finance and operations leadership roles, including positions within our Commercial Trailer Products business, corporate finance and investor relations, and as the acquisition and integration leader of our Final Mile Products business. As CFO he will help us leverage opportunities that will further advance our influence in the transportation, logistics and distribution industries while continuing to enhance shareholder returns.”
Prior to this appointment, Pettit served as Senior Vice President and Group President, Final Mile Products since January 1, 2018, following Wabash National’s acquisition of Supreme Industries in late 2017. He previously served as Wabash National’s Vice President of Finance and Investor Relations (2014-2018) and Director of Finance, Commercial Trailer Products (2012-2014). Prior to Wabash National, from 1998 to 2012, Pettit held various finance positions with increasing responsibility at Ford Motor Company.
In the leadership role vacated by Pettit, oversight of Final Mile Products will transition to Kevin Page, who has served as Senior Vice President and Group President, Diversified Products since October 2017. Page joined Wabash National in February 2017 as Vice President and General Manager, Final Mile and Distributed Services. Prior to Wabash National, he was Interim President of Truck Accessories Group, LLC from 2015 to 2016, and Vice President of Sales, Marketing and Business Development from 2012 to 2015. He served as President of Universal Trailer Cargo Group from 2008 to 2012. Mr. Page also had a long career at Utilimaster Corporation serving in various sales roles, including as Vice President of Sales and Marketing.

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Wabash National Corporation: Changing How the World Reaches You
As the innovation leader of engineered solutions for the transportation, logistics and distribution industries, Wabash National Corporation (NYSE:WNC) is changing how the world reaches you. Headquartered in Lafayette, Indiana, the company’s mission is to enable customers to succeed with breakthrough ideas and solutions that help them move everything from first to final mile. Wabash National designs and manufactures a diverse range of products, including: dry freight and refrigerated trailers, platform trailers, bulk tank trailers, dry and refrigerated truck bodies, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade and pharmaceutical equipment. Its innovative products are sold under the following brand names: Wabash National®, Beall®, Benson®, Brenner® Tank, Bulk Tank International, DuraPlate®, Extract Technology®, Supreme®, Transcraft®, Walker Engineered Products, and Walker Transport. Learn more at www.wabashnational.com.
Safe Harbor Statement
This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, all statements regarding the Company’s outlook for trailer and truck body shipments, backlog, expectations regarding demand levels for trailers, truck bodies, non-trailer equipment and our other diversified product offerings, pricing, profitability and earnings, cash flow and liquidity, opportunity to capture higher margin sales, new product innovations, our growth and diversification strategies, our expectations for improved financial performance during the course of the year and our expectations with regards to capital allocation. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the continued integration of Supreme into the Company’s business, adverse reactions to the transaction by customers, suppliers or strategic partners, uncertain economic conditions including the possibility that customer demand may not meet our expectations, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials including the impact of tariffs or other international trade developments, risks in implementing and sustaining improvements in the Company’s manufacturing operations and cost containment, dependence on industry trends and timing, supplier constraints, labor costs and availability, customer acceptance of and reactions to pricing changes and costs of indebtedness. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.